An Offering Statement pursuant to Regulation A relating to these securities has been filed with Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of the company’s sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY 23, 2022

Lady Loans, Inc.

1209 Orange Street

Wilmington, Delaware 19801

https://ladyloans.com

UP TO 250,000 LADY EMPOWERMENT BONDS

 SEE “SECURITIES BEING OFFERED” AT PAGE XX

MINIMUM INVESTMENT: $100

Common Shares	Price to Public	Placement Agent Discounts and Commissions*	Proceeds to Issuer Before Expenses
Per security	$100.00	$3.60	$96.40
Total maximum	$25,000,000	$900,000	$24,100,000

*Lady Loans has engaged Rialto Markets LLC (“Rialto”) to act as a placement agent for this offering and to perform certain administrative and technology-related functions as set forth in “Plan of Distribution.” The company will pay a cash commission of 2% to Rialto on sales of the bonds. The company may pay a cash commission of 8% to Rialto on sales of up to $5,000,000 in bonds sold solely due to Rialto’s direct selling efforts. Assuming Rialto sells $5,000,000 or more in bonds through its direct selling efforts and we reimburse Rialto for maximum expenses of $4,250, we estimate the maximum compensation payable to Rialto is $904,250.

The company expects that the amount of expenses of the offering that it will pay will be approximately $900,000 not including commissions or state filing fees.

The company has engaged Wilmington Trust as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors and may hold a series of closings at which we receive the funds from the escrow agent and issue the securities to investors.

The offering is being conducted on a best-efforts basis without any minimum target. Because there is no minimum target, the company may close on any amounts invested, even if those amounts are insufficient for the intended use of proceeds, or do not cover the costs of this offering. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company in its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the company will file a post-qualification amendment to include the company’s recent financial statements. The company may undertake one or more closings on a rolling basis and, after each closing, funds tendered by investors will be available to the company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 3.

Sales of these securities will commence on approximately [____], 2022.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, the terms “Lady Loans,” “we,” “us,” “our” or “the company” refer to Lady Loans, Inc. and its consolidated subsidiaries.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Implications of Being an Emerging Growth Company

As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●

will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

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We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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SUMMARY

Our Company

Lady Loans, Inc. (“Lady Loans”) was incorporated in Delaware on August 17, 2021, and is the parent company of two operating companies, Lady Loans (Alberta) Ltd. (“Lady Loans Canada”) incorporated in Alberta, Canada, and a future operating company Lady Loans (USA) Ltd. (“Lady Loans USA”) to be based in Delaware. The Lady Loans concept was co-founded by Diana Machado in 2019 and has been tested as a proof of concept in Canada prior to formalizing the structure and company in Delaware in 2021.

Lady Loans supports women with right-sized financial products and services, specifically women who are underbanked or experiencing poverty – a group that has long been marginalized and disrespected by larger institutions and are unable to obtain personal or consumer credit solutions due to low or moderate incomes, poor conventional credit history, and lower credit ratings. Creating a meaningful path toward financial inclusion and creditworthiness for these women can change their lives and the lives of their families and communities.

Our initial financial product, The Lady Loan, is an unsecured installment loan between $500 and $7,500 for up to 60 months. However, the Lady Loans value proposition is more than just a loan, it’s a community that includes peer mentoring and support and a larger ‘village’ of women to build financial literacy and provide ancillary support services.

The Offering

Securities offered:	Maximum of 250,000 Lady Empowerment Bonds

Class A Voting Common Stock outstanding before the offering	1,060
Class B Voting Common Stock outstanding before the offering	0
Class C Non-Voting Common Stock outstanding before the offering	0
Total Number of Class A and Class B Voting and Class C Non-voting Common Stock Authorized	30,000
Preferred Stock outstanding before the offering:	0
Total Number of Class D, Class E and Class F Preferred Stock Authorized	30,000

Use of proceeds:	The net proceeds of the offering will be used to fund operations, provide loans to clients, and grow the Lady Loans movement across North America.

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are an early stage company with no operating history and no revenues.

●	The company’s auditor has issued a “going concern” opinion.

●	We may not have sufficient capital that may be necessary or required to raise additional capital and the terms of subsequent financings may adversely impact investment.

●	We have a no operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

●	Our revenues and profitability depend on loan volume and our customers’ ability to repay, which may be difficult to predict.

●	If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

●	We face substantial competition and other competitive dynamics which could harm our financial performance.

●	We are dependent on our information systems which may be vulnerable to cyber-attacks or other events.

●	The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

●	We do not currently have intellectual property and we may be unable to register or adequately protect our intellectual property interests in the future. We may also be found infringing on intellectual property interests of others.

●	The loss of one or more of Lady Loans’ key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

●	Investors will be holders of Lady Empowerment Bonds that have no voting rights and you will have no ability to influence the company’s decisions.

RISK FACTORS

The Commission requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. Investors should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to our Business

We are an early stage company with no operating history and no revenues. Our company was incorporated on August 17, 2021 in Delaware as a stock corporation. Our Canadian subsidiary has a limited history upon which an investor can evaluate our performance and future prospects. The company has a short history, few customers, and has not generated any revenue to date. Our current and proposed operations are subject to all the business risks associated with new enterprises. These include likely fluctuations in operating results as we react to developments in our markets, difficulty in managing our growth and the entry of competitors into the market. We cannot assure that we will continue to be profitable in the foreseeable future or generate sufficient profits to pay dividends to the holders of the shares.

The company’s auditor has issued a “going concern” opinion. The company’s auditor has issued a “going concern” opinion on its financial statements, which means the company may not be able to succeed as a business without additional financing. As of August 17, 2021, the date of its inception financial statements, the company is not close to profitability. The audit report states that the company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities and/or to raise additional capital to fund its operations. The company’s failure to raise additional short-term capital could have a negative impact on not only its financial condition, but also its ability to remain in business.

We may not have sufficient capital that may be necessary or required to raise additional capital and the terms of subsequent financings may adversely impact investment. We anticipate needing access to credit in order to support our working capital requirements as we grow. Although interest rates are low, it is still a difficult environment for obtaining credit on favorable terms. If we cannot obtain credit when we need it, we may issue debt or equity securities to raise funds, modify our growth plans, or take some other action. Interest on debt securities could increase our costs and negatively impact operating results. If we are unable to find additional capital on favorable terms, then it is possible that we will choose to reduce or cease our business activity., which could impact our cash flow and impact our ability to pay interest to investors. Even if we are not forced to reduce or cease our business activity, the unavailability of capital could result in our performing below expectations, which could also adversely impact cash flow.

We have a no operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. We have no operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	identify borrowers and increase the number and total volume of loans extended to borrowers;

●	improve the terms on which loans are made to borrowers as our business becomes more efficient;

●	increase the effectiveness of our subsidiaries’ direct marketing and lead generation through referral sources;

●	successfully develop and expand the user base for a Lady Loans App;

●	favorably compete with other companies that are currently in, or may in the future enter, the business of lending to customers like ours;

●	successfully navigate economic conditions and fluctuations in the credit market;

●	effectively manage the growth of our business; and

●	successfully expand our business into adjacent markets.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed. Our loan participation or loan decisions are based largely on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of data that could result from false loan application information could harm our reputation, business, and operating results.

Our revenues and profitability depend on loan volume and our customers’ ability to repay, which may be difficult to predict. We are lending to a traditionally risky population. We have systems and supports in place to assess our clients’ creditworthiness and ability to repay, but we are not able to rely on traditional measures of creditworthiness due to the nature of our business. If we begin to experience higher default rates this could significantly impact our cash flow. We aim to keep late payments at approximately 12%. We will seek to keep our default rate below 8% per month. During our pilot project we have charged off 8.5% of loans since the date of inception; our lowest charge off month was 0.08% and highest has been 3.03%. There is no guarantee that we will be able to keep our charge-off and default rates low, which could significantly impact our ability to generate profits and maintain our operations.

If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations. We maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses is an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We face substantial competition and other competitive dynamics which could harm our financial performance. Consumer lending is a competitive industry with a variety of providers that are more established than we are and/or have significantly more resources than we do. We believe that our business is focusing on a specialized and underserved niche market where we have specialized experience to compete successfully, however existing competitors or new entrants could enter the market to support women through short term relief. There is no guarantee that we will be able to outperform these competitors, which could have a negative effect on our business, financial condition, and results of operations.

As a growing company, we have to develop effective financial and operational processes and controls. Effective internal controls and accounting resources are necessary for us to provide reliable financial reports, which, as a growing company, we are still building out with the support of third-party professional services firms. Currently, we do not have sufficient accounting resources with relevant technical accounting skills to address certain complex matters in our financial statements. In addition, we do not yet have sufficiently designed internal controls to provide the appropriate level of oversight regarding the financial recordkeeping and review of the company’s financial reporting. Failure to achieve and maintain an effective internal accounting and control environment could cause us to face regulatory action and cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results.

Our costs may grow more quickly than our revenues, harming our business and profitability. Our efforts to attract competent personnel and the costs of marketing and increasing our customer base will require significant resources. Our expenses or the time to market may be greater than we anticipate and our investments to make the business more efficient may not be successful. In addition, Lady Loans may need to increase marketing, sales, and other operating expenses in order to grow and expand its operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

We are dependent on our information systems which may be vulnerable to cyber-attacks or other events. Our operations are dependent on our information systems and the information collected, processed, stored, and handled by these systems. We rely heavily on our computer systems to manage our client account balances, booking, pricing, processing and other processes. We receive, retain and transmit certain confidential information, including personally identifiable information in our capacity as market makers. For these operations, we depend in part on the secure transmission of confidential information. Our information systems are subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber-attacks, vandalism, catastrophic events and human error. Any significant disruption or cyber-attacks on our information systems, particularly those involving confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm our reputation and expose us to regulatory or legal actions and impair our ability to operate our business and our financial results.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights. We receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the bonds and our services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business. Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

The legal environment changes frequently. New or revised laws or regulations could negatively impact our go to market strategy. This includes the 2017 Final Consumer Financial Protection Bureau (“CFPB”) Rule that may increase costs and lessen the effectiveness of industries ability to service and collect on loans. We cannot provide any assurances that additional federal, state, provincial or local laws or regulations will not be enacted in any of the jurisdictions in which it operates. It is possible that future changes to statutes or regulations will have a material adverse effect on our results on our strategy.

Under the Equal Credit Opportunity Act we may not discriminate against a borrower in any aspect of a credit transaction on a prohibited basis, including sex or gender. Under the Equal Credit Opportunity Act (“ECOA”) we may not discriminate against a borrower in any aspect of a credit transaction on a prohibited basis. Sex and gender are included as a prohibited bases under ECOA, which means Lady Loans may not be able to lend exclusively to women. Lady Loans intends to initially focus on lending to women but will provide loans to any individual. In the future we intend to create a Special Purpose Credit Program under Regulation B of the ECOA, which could allow Lady Loans to create a lending program specifically designed to extend credit to women, an underserved population.

Our company is subject to regulations in the U.S., and our foreign subsidiaries are subject to regulations abroad, in each case covering all aspects of their business. Our mode of operation and profitability may be directly affected by additional legislation and changes in rules promulgated by various domestic and foreign government agencies that oversee our businesses, as well as by changes in the interpretation or enforcement of existing laws and rules, including the potential imposition of additional capital and margin requirements and/or transaction taxes. While we endeavor to timely deliver required annual filings in all jurisdictions, we cannot guarantee that we will meet every applicable filing deadline globally. Noncompliance with applicable laws or regulations could result in sanctions being levied against us, including fines, penalties, disgorgement and censures, suspension or expulsion from a certain jurisdiction or market. Noncompliance with applicable laws or regulations could also negatively impact our reputation, prospects, revenues and earnings. In addition, changes in current laws or regulations or in governmental policies could negatively impact our operations, revenues and earnings.

We are subject to the risk of fluctuating interest rates, which could harm our business operations. We expect to generate net income from the difference between the interest rates we charge borrowers or otherwise make from our permissible investments, including loan origination fees paid by borrowers, and the interest we pay to the holders of bonds. Due to fluctuations in interest rates, we may not be able to charge borrowers an interest rate sufficient for us to generate income, which could harm our planned business operations.

Failure or poor performance of third-party software, infrastructure, or systems on which we rely could adversely affect our business. We depend on third parties to provide and maintain certain infrastructure that is critical to our business. For example, we rely on third parties to provide software, data center services and dedicated fiber optic, microwave, wireline, and wireless communication infrastructure. This infrastructure may malfunction or fail due to events outside of our control, which could disrupt our operations and have a material adverse effect on our business, financial condition, results of operations and cash flows. Any failure to maintain and renew our relationships with these third parties on commercially favorable terms, or to enter into similar relationships in the future, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We also rely on certain third-party software, third-party computer systems and third-party service providers, including clearing systems, exchange systems, alternate trading systems, order routing systems, internet service providers, communications facilities, and other facilities. Any interruption in these third-party services or software, deterioration in their performance, or other improper operation could interfere with our trading activities, cause losses due to erroneous or delayed responses, or otherwise be disruptive to our business. If our arrangements with any third party are terminated, we may not be able to find an alternative source of software or systems support on a timely basis or on commercially reasonable terms. This could also have a material adverse effect on our business, financial condition, results of operations and cash flows.

We do not currently have intellectual property and we may be unable to register or adequately protect our intellectual property interests in the future. We may also be found infringing on intellectual property interests of others. We currently do not have any registered intellectual property in the United States. We intend to file certain patents and trademarks in the future. However, we may be subject to claims by other parties asserting interests in such trademarks and domain names or infringement of their intellectual property rights. In addition, our business is subject to the risk of third parties infringing our trademarks. We may not always be successful in securing protection for, or stopping infringements of, our trademarks and we may need to resort to litigation in the future to enforce our rights in this regard. Any such litigation could result in significant costs and a diversion of resources. We may not have the funds to adequately protect our intellectual property rights, which may undermine the credibility of our intellectual property, reducing our ability to enter into sub-licenses and weakening our attempts to prevent competitors from entering the market.

The loss of one or more of Lady Loans’ key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business. Lady Loans currently depends on the continued services and performance of key members of its management team. The loss of key personnel could disrupt our operations and have an adverse effect on our business. Our CEO, Diana Machado, is instrumental to our current operations and, should she no longer be able to perform her duties, we cannot guarantee that we would be able to find and hire a new CEO and management in a timely manner. As we continue to grow, we cannot guarantee that we will continue to attract the personnel the company needs to maintain its competitive position. If we do not succeed in attracting, hiring, and integrating qualified personnel, or retaining and motivating existing key personnel, we may be unable to grow effectively.

We may be impacted by the worldwide economic downturn due to the COVID-19 pandemic. In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 in the U.S., Europe and Asia have included severe and unpredictable travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the company’s shares and investor demand for shares generally.

The extent to which COVID-19 affects our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Specifically for our company, uncertainty over COVID-19 re-openings could cause an adjustment in our planned growth, in addition to the rate that we raise funds. Declining economic conditions could decrease demand for loans, cause default rates to increase, and decrease operating results.

Risks Related to the Securities and the Offering

Investors will be holders of Lady Empowerment Bonds that have no voting rights and you will have no ability to influence the company’s decisions. The securities purchased in this offering are not entitled to vote and voting control is in the hands of our shareholders who own all the Class A and Class B Voting Common Stock. Investors in this offering will have a no ability to influence our policies or any other corporate matter, including the election of directors, changes to our company’s governance documents, creating an employee option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval

This offering involves “rolling closings” which may mean that earlier investors may not have the benefit of information that later investors have. We may instruct the escrow agent to disburse offering funds to us at any time. At that point, investors whose subscription agreements have been accepted will become our bondholders. In light of our early stage of development, our business may change during the offering period. We will file supplements to our Offering Circular reflecting material changes and investors whose subscriptions have not yet been accepted will have the benefit of that additional information. These investors may withdraw their subscriptions and get their money back. Investors whose subscriptions have already been accepted, however, will already be our bondholder and will have no such right.

This investment is illiquid. There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor. In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment. Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: “Credit Cards and Investments – A Risky Combination”, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

USE OF PROCEEDS

We estimate that, at a per security price of $100.00, the net proceeds from the sale of the $25,000,000 in securities in this offering will be approximately $24,100,000 after deducting the estimated offering expenses of approximately $900,000.

Offering funds will be used to fund the Regulation A including offering costs, direct marketing and legal and admin fees, in addition we intended to use proceeds to pay salaries for employees including an annual salary of $125,000 to be paid to the Co-Founder and CEO beginning after $1,000,000 has been raised in this offering.

	25% of Maximum Offering Amount	50% of Maximum Offering Amount	75% of Maximum Offering Amount	Maximum Offering Amount
Gross Offering Proceeds	$6,250,000	$12,500,000	$18,750,000	$25,000,000
Less Estimated Offering Costs	$125,000	$250,000	$535,000	$900,000
Estimated Net Offering Proceeds	$6,125,000	$12,250,000	$18,215,000	$24,100,000
Principal Uses of Net Proceeds
Marketing	$711,000	$1,336,000	$1,961,000	$2,586,000
Legal	$100,078	$111,015	$121,953	$132,890
Admin & operating	$19,000	$31,000	$43,000	$57,000
Employee compensation, including executive officers	$658,125	$895,500	$1,134,000	$1,612,125
Amounts Available for Lady Loans	$4,636,798	$9,876,485	$14,955,048	$19,711,985

Because the offering is a “best efforts” offering, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding to fully implement our business plan. Please see the section entitled “Risk Factors”.

We reserve the right to change the above use of proceeds if management believes it is in the best interests of our company.

THE COMPANY’S BUSINESS

Overview

Lady Loans is a purpose-based company. We’re guided by our purpose and core values in how we grow and how we support our clients, employees, and investors. Our purpose is to “Connect women to encourage, empower and enrich other women”. Our values are Build Character, Be Vulnerable, No Judgement and Speak the Truth.

Lady Loans, Inc. (“Lady Loans”) was incorporated in Delaware on August 17, 2021, and is the parent company of two operating companies, Lady Loans (Alberta) Ltd. (“Lady Loans Canada”) incorporated in Alberta, Canada and a future operating company Lady Loans (USA) Inc. (“Lady Loans USA”) based in Delaware. Lady Loans was co-founded by Diana Machado in 2019 and has been tested as a proof of concept in Canada prior to formalizing the structure and company in Delaware in 2021.

Lady Loans supports women with right-sized financial products and services, specifically women who are underbanked or experiencing poverty – a group we believe has long been marginalized and disrespected by larger institutions. Due to low or moderate incomes, poor conventional credit history, and lower credit ratings, many women are unable to obtain personal or consumer credit solutions. Creating a meaningful path toward financial inclusion and creditworthiness for these women can change their lives and the lives of their families and communities. Lady Loans believes there are approximately 22 million1 women fitting into this category in the United States and an additional 5 million2 in Canada. These 27 million women have an average of 1.93 children. Based on our estimated number of clients and their dependents by supporting underbanked women, Lady Loans has the potential to positively impact the lives of up to 75 million women and children.

The Lady Loans concept connects women to encourage, empower and enrich other women by providing women with access to a “Lady Loan”, peer support within a “Sisterhood Peer Group” and broader support within a “Lady Loans Village”. Each of these are described below in more detail. The three layers together make up our “Kitchen Table Inclusion Philosophy” providing comprehensive financial and life support to each of our Ladies. The loans and these programs will be managed within each Branch (referred to as a ‘Village’) by a Manager and Assistant Manager (referred to as a ‘Mayor’ and ‘Deputy Mayor’ who will be employees of the company. These employees will be the point persons for approving and issuing the loans, build the personal emotional connection, and stay connected daily with the Ladies in their respective Branch.

1 2019 United States Census - Poverty Status by Sex by Age

2 Mintel Group Ltd., (2016). The Underbanked – Canada – February 2016

3 https://data.worldbank.org/indicator/SP.DYN.TFRT.IN?locations=US

Organizational Structure

Lady Loans Inc., is the parent of the two operating companies, Lady Loans Canada and Lady Loans USA. Both operations will offer small consumer loans for personal purposes only. The majority stockholders of Lady Loans Inc. include A Trust as a Force for Good, Jolene Latimer, and Diana Machado. A Trust as a Force for Good is also the sole owner of Business as a Force for Good, Inc., which in turn owns Cashco Financial, a transitional lending company based in Canada.

Figure 1: Lady Loans Organizational Structure

Product Overview & Strategy

The women we serve are empowered by our “Kitchen Table Inclusion Philosophy” made up of a Lady Loan, a peer group and a village or branch. Entry is primarily based on accessing a Lady Loan, and together these three parts works in unison to provide relief and build up members around the following four pillars:

1.	Helping dollars to go further (by providing access to local and national discounts)
2.	Improving women’s and families’ understanding of money (by providing financial literacy, credit building and savings strategies)
3.	Supporting mental health and resiliency (by providing counselling, peer groups, social services and learning opportunities)
4.	Growing finances and earnings (by providing career and life opportunities)

Figure 2: Lady Loan to Village

Loans serve as the gateway to inclusion by supporting women accessing services with both relief through a Lady Loan but also providing a hand up (not a handout) to further develop the financial competencies of these women. The interest charged on these small consumer loans is currently the company’s primary source of revenue. Lady Loans range in size from $500 to $7,500 with the average loan being around $2,200. These unsecured, personal loans carry an interest rate below 35.99% and are on a term of 6 to 60 months. From a conventional finance perspective, these may sound like a high interest rate but based on the industry and the credit ratings of the underbanked populations that Lady Loans serve, they are competitive with the market in terms of cost of borrowing, but from an overall value perspective provide more services and support for this rate. The interest rate charged services the operating of the company and the Lady Empowerment Bonds. As the cost of borrowing is reduced through accessing bonds, the company can continue to work toward additional right-sized products and lower rates. The loan cost covers membership in the peer groups, the Village and support, paying the employees that support the clients.

The loans are right-sized for the underbanked or those experiencing poverty – a group that has long been marginalized and disrespected by larger institutions and are unable to obtain personal or consumer loans due to low incomes, poor credit history, and lower credit ratings. We believe that following the “kitchen table model”, will reduce the risk of high charge offs because we are focused on building personal emotional connections. Achieving lower charge off rates will allow us to have more capital to deploy for Lady Loans, and in turn help, more clients and their families.

Figure 3: Lady Loans Process Overview

The Lady Loan

Our flagship product, the ‘Lady Loan’ provide opportunities for short term relief for women who are financially excluded from traditional credit markets by offering small unsecured personal loans between $500 to $7,500. These loans will have terms of 6 to 60 months, and an interest rate of 35.99% or below.

Lady Loans focuses on making a difference for the women we serve, looking at how we can provide short term relief. With each of our Ladies, we start the onboarding by building goals and budgets. Quite often, the goals fall around similar themes:

●	“I want to build my credit and save so I can buy a house”

●	“I need to build credit as everything is/was in my husband’s name”

●	“I want to build a better life for my kids

These goals to enhance one’s future are similar around the world: each client just wants to do better to give herself and her family a better chance with a brighter future. What makes the Lady Loans approach unique is that we set these goals in person at the kitchen table and follow up at least every six months to see how their goals are progressing.

To provide these loans, Lady Loans operates specialized consumer lending agencies in the US and Canada that extend small consumer loans to economically underserved women. We underwrite, originate, and service our loans up until the point they may be delinquent for more than 90 days. After this point, a third-party collection agency may be engaged to support the company’s efforts to collect. Lady Loans are for personal use, typically in emergency situations and is not provided for business or investment purposes. A few real-life examples of Lady Loans from the pilot include:

●	Eman used a Lady Loan to pay her legal fees after selling her marital home during her divorce.

●	Gail used a Lady Loan to facilitate a move to a new city for a new job, allowing her to progress in her field.

●	Jessica used a lady Loan to attain her level one certification as a makeup artist.

Our lending model depends on creating strong personal relationships, often at the kitchen table, but we’ve experienced similar success using Zoom and other video platforms. Every applicant undergoes an on-boarding process of preparing a household budget, developing personal goals, committing to the Lady Loans pledge, and joining a peer group. The initial loan provides opportunities for short term relief, but this is only the beginning of our relationship with our clients.

Once a loan is paid off, the client can choose to stay part of the current peer group and continue to access the support of the sisterhood, but to access the other benefits they must either have an active loan.

Peer Groups

A Lady Loan is more than just a loan and comes with a suite of services and supports the help our women to build financial literacy, improve their credit score, and better manage their money. We believe the best way to learn more about money is to talk about it in a safe place. Many women have informal peer groups and talk about everything from careers, men, sex, and food – but they often find money, especially debt and savings, a bit taboo to talk about. In our peer groups (referred to as ‘Sisterhoods’) our clients are grouped with 10–12 other clients who encourage, empower and enrich one another. This group is facilitated by a ‘Leading Lady’, who are often clients, who are selected, trained, and mentored to support her peers as a gig or side job. The facilitator keeps the group connected by way of newsletters, phone calls, social media, events, and group meetings.

The peer group supports all women in the group. Support may be in the form of shared ideas about finances or telling others about bargains and discounts that can be found in their local area. Other recommendations for things like childcare or community activities are also shared. On a more formal basis, Lady Loans provides a suite of educational tools and applications to help our women to budget, save, spend, and borrow. Some stories from our peer groups include:

●	Barb used the Lady Loans’ educational and administrative support services including budgeting to become more financially stable after struggling for 2 years. By learning how to budget accordingly, she is now able to make her bill and debt payments on time and no longer struggles to get food on the table.

●	Cailey used Lady Loans’ educational tools and support to break a multi-year cycle of re-loaning to financially support her family. Using her new skill set, she has been able to pay down her debts, make her monthly bill payments, and start saving to buy a house.

●	Stephanie was able to raise her credit score by paying her Lady Loan on time. When the need arose to replace the family vehicle, she was able to get approved for a new vehicle loan. Lady Loans continued to support her by adding to her existing loan so she can make up the balance of the required deposit.

We have developed content to help improve our clients’ understanding of money by providing education and enhanced capabilities around financial literacy, savings, and credit so we can help to break the poverty cycle and build a better tomorrow. Savings is a key component within the Lady Loans program, but it is easier said than done. We take several steps to educate the Ladies on how to spend less and save more but often that is hard to do when dollars have already been stretched to the max. Our peer groups are open forums that aims to eliminate money shame, A weekly agenda of topics is set by the manager and the facilitator in each group leads the conversation with our clients.

Figure 4: Lady Loans Sisterhood Newsletter

Figure 5: Lady Loan Budget Calculator

In addition, the peer groups work with our clients to share options that are available to them. This could include looking at promotions at work, supporting career change or transition, and looking for additional ‘gig’ income-earning opportunities. The approach and answers are different for each client; this is why we believe our hands-on, face-to-face approach is so important. Each peer group has a “Leading Lady” position that facilitates, a part time side gig for the groups that want to be more involved with the movement. These peer facilitators started as clients, and are often our first avenue for hiring the managers and assistant managers. We hire from within to create meaningful employment for women who have needed our services. These women help to continue facilitating conversations, building the community and keep our ladies connected.

The Lady Loans Village

The Lady Loans Village combines the peer support and mentorship of a Sisterhood and does the heavy lifting to help build up our clients and support them on their financial journey. At the simplest level, it provides ways to help stretch every dollar further; improve understanding of money; support mental health and resiliency; and grow finances and earnings.

We help stretch money further through discounts on local and national products and services. This includes grocery, gas, mobile and other utilities as well as tax planning, banking services and even funeral expenses. Lady Loans works with local and national companies to provide discounts for our clients. Currently, we have relationships with companies such as car repair services, eyeglass stores, flooring services, accounting services, and others in the markets in Canada (where we piloted our loans), and this is just the start. We are building partnerships with national grocery chains and gas stations to offer further discounts to women across North America. We believe this will be a great way to help our clients save on day-to-day expenses and provide them an opportunity to use the savings on services to either pay off debt or add to a savings account.

From our pilot Villages in Canada, we learned that we need to support not only the financial health of women, but also look at providing support for mental health. Part of our Village supports include counselling services like those found in an Employee Family Assistance Program (EFAP) and other support services. Other benefits of being part of the Village include contributions up to $2,000 in funeral costs from Lady Loans if faced with a death of an immediate family member during the term of the loan, and 24/7 access to MCare to provide confidential personal and crisis support for both the client and members of her household. If personal taxes are not up to date, Lady Loans will support a partner to complete and file their income taxes at no cost.

Market Strategy

It wasn’t until the Equal Credit Opportunity Act of 1974 that women could take out loans without a male co-signer or the requirement to commit a larger down payment4. We’ve come a long way since then, but women, especially women of lower means, still face unique challenges to financial security.

Lady Loans provides educational tools to help clients avoid another pitfall of poor money management now and in the future. We believe the reason we are uniquely positioned is because even though there are many tools available, the take up rates for existing services is low5. We believe Lady Loans’ hands-on approach is key to holding our clients accountable. When preparing budgets, we are sitting with them at their kitchen table, a process we believe works better than leaving them to their own devices to self-educate. It’s our third-party accountability model.

We are also seeing the pay gap impact access to credit for women. Income is a commonly used primary qualification in lending decisions. Many women earn less than men for the same work, and others don’t earn an income as they are family caregivers. This can make it harder to access credit or to receive ideal terms on loans and credit cards.

We serve the large and growing market of women who have limited access to traditional sources of consumer credit and financial services. We define the resulting addressable market as non-prime women consumers, which includes underbanked or unbanked consumers, in the United States and Canada.

According to the Financial Health Network (2019)6, in the United States alone, 66 million consumers have low to moderate income while 51 million have volatile income. This study concluded that 91 million individuals have credit challenges due to credit scores below 600, and 63 million individuals are underbanked, or unbanked, as they struggle with access to mainstream financial products. In Canada, TransUnion estimates that one-third of Canada’s 30 million consumers have either subprime or near-prime credit.

Pilot Program

In 2019, our founders approached Cashco Financial (“Cashco”) to allow us to use their lending and point of sale system to launch a test pilot of the Lady Loans concept in Canada. In a previous role, co-founder Diana Machado worked with the company and its owner and was able to negotiate a managed services agreement that would provide Lady Loans access to the infrastructure and resources required to prove out the concept and begin writing loans under Lady Loans Inc. We’ve built scale into this agreement that will allow us to grow to around $10 million - $15 million US in loan origination prior to needing to migrate to a proprietary software package or an industry standard lending software package. (See “Technology Platform below).

The pilot program has been successful in supporting over 950 Ladies with over CDN$1,800,000 in loans disbursed. To date, there are over 70 peer groups in action. Daily, the members encourage, empower, and enrich one another in dozens of ways to bring our company’s purpose to life. These loans have been written as part of a pilot program and are not owned by Lady Loans Inc. We will begin our own loan book in the winter 2022 based on the milestone set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Plan of Operations and Milestones.”

Key findings in the pilot program include:

1.	Lady Loans often go to support women who have been turned down by other subprime lenders. In many cases we are the last resort to help these women meet short term financial needs and climb the credit ladder.

2.	Women who struggle the most are often single mothers who lack family support and are working minimum wage jobs who may lack the financial education to make better choices.

3.	Despite being the last option and servicing a vulnerable population, the performance of the loan book as measured by traditional metrics (i.e., defaults, late payments, etc.) is on par with other alternative lenders. We attribute this success to the ongoing financial education, emotional support, honest communication and one-on-one relationships that the peer facilitators and managers have with our clients.

4 US Department of Justice, Equal Credit Opportunity Act

5 Financial Empowerment: What it is and how it helps reduce poverty, momentum.org

6 U.S. Financial Health Pulse 2019 Trends Report, Financial Trend Network

Technology Platform

Under the managed services agreement with Cashco, we have a license to use an independent, Lady Loans version of Cashco’s Full-Service Lender (proprietary lending software platform). We’ve built scale into this agreement that will allow us to grow to around $10 million - $15 million US in loan originations prior to needing to migrate to a proprietary software package or an industry standard lending software package. The managed services agreement is filed as an exhibit to the Offering Statement of which this Offering Circular forms a part. The cutover to a new loan management system would occur once we are over $10 million of loans. We estimate that change over to a new system will be supported by our selected software supplier and would take between 8-12 weeks for training and migration of the data, loan, and customer records.

In addition to our lending software platform, we will utilize our proprietary Lady Loans WebApp for communication and village benefits, and have licenses to use Zoom and standard business software (i.e. Microsoft 365) required to conduct our business.

Operating Plan

Our plan is to begin operations in specific markets in North America. In Canada, we are continuing to build the team and infrastructure under the Lady Loans pilot with Cashco. Starting in early 2022, Lady Loans Canada will be initially serving Alberta, British Columbia, and Saskatchewan under Lady Loans Canada with other provinces to follow. In the United States, we plan to enter Tennessee in the second quarter of 2022 with the U.S. headquarters based in Nashville. We will start servicing that state and intend to expand to include Arizona, Texas, Nevada, Utah, New Mexico, South Dakota, and Illinois.

In 2021, we completed

●	2 pilot branches (Villages), each with ~CDN$1 million in loans outstanding, and 500 clients

●	Set up the Lady Loans Inc. corporate structure including onboarding our Co-Founder & CEO

●	Completed company set up (audit, employee agreement, CDN$2 million working capital, agency agreement)

●	Developed and launched the Lady Loans community and engagement app

In 2022, we will seek to

●	Launch Regulation A offering to raise up to $25 million

●	Onboard CMO, Controller and 6-10 managers

●	Add 2 new branches and 1000 new clients in Canada

●	Set up US and Canadian operation companies, launch our U.S. headquarters and first 2 U.S. branches, and grow to 1000 clients in Tennessee

●	Increase our loan book to $7.5 million, for a total of 8 branches and 4000 clients by year end

Competition and Competitive Advantage

We do not have any direct competitors that provide small personal loans exclusively to women. Instead, our competitors are mainstream alternative financial services companies. In addition to competing with emergency sources of obtaining crisis cash such as credit cards, loans from family members, pawn loans and payday loans, we compete indirectly with providers in the alternative finance industry, such as Mariner Finance, Advance 24-7, Atlas Credit, Loan Away, Prosper, Cashco Financial, Cash Money and EZ Financial. While many of these providers provide similar cash services and interest rates to what we plan to provide, they do not offer their borrowers the educational and emotional support that Lady Loans offers. The largest risk with many of these companies is the size and financial resources that they each bring.

Intellectual Property

The company does not currently own any intellectual property. We do own the website and web domain (www.ladyloans.com) and the Lady Loans Community App.

Employees

We currently have 3 full-time employees, and 2 part time employees supporting Lady Loans during the pilot and as we set up the company. Currently these employees work for Cashco Financial and are seconded to Lady Loans. We intend to use a portion of the net proceeds of this offering to transition these employees to become full time employees of Lady Loans Inc. Each of these employees have signed non-compete agreements and non-disclosure agreements with Lady Loans. These employees include:

●	Our CEO/Co-Founder

●	CMO (Part-Time)

●	2 Branch Managers

●	1 Executive Assistant (Part-Time)

Commercial Model

We anticipate that Lady Loans’ revenue will come from a mix of sources, including loan interest and fees. From a loan perspective, the applicable Lady Loans subsidiary will originate loans in either Canada or the United States. Initially, Lady Loans intends to underwrite, originate, and service its own loans up until the point of delinquent collections exceeding 90 days. After that point of delinquency, Lady Loans will consider whether to engage a third party to support collections, in the event that by that time the company has not developed this capacity within the organization. The loans will be kept on the balance sheet of the respective Lady Loans subsidiary, but ultimately, they will be consolidated at the Lady Loans Inc. level.

The stated purpose of Lady Loans is to be available to underbanked women, including those with no credit or bruised credit, who need a financial helping hand to deal with living expenses such as unbudgeted emergencies, unpaid bills, medical expenses, and even overcoming the payday loan cycle. As part of the underwriting process, it will be made clear that the loans are intended to be personal loans for these stated purposes, and that someone who does not appear to need a Lady Loan would not be eligible. The loan documentation will further include the statement: “You are obtaining the loan for personal use only and are not using it for business or investment purposes”.

We contemplate that Lady Loans will seek in the future to partner with a U.S. bank, but initially Lady Loans intends to enter the first group of targeted states without a banking partner. Most banking partners are not interested in partnership with specialized consumer lending until the loan book reaches $15 million in originations. Therefore, we will pursue our initial 5-10 states without a banking partner.

Regulation

As a startup financial services company specializing in consumer lending, we are focused on connecting women across North America to each other in a variety of ways to encourage, empower and enrich them personally and professionally. We are subject to various consumer finance regulations both in Canada and the United States. We have conducted a detailed state by state review of statutes and regulations, accounting requirements and tax frameworks, and business requirements in the states and provinces we initially intend to operate in and have begun discussions with partners that will allow us to build out a national strategy and approach to serving women in need of our services across North America.

The consumer lending industry is regulated at the federal, state and local levels in the United States and at the federal and provincial levels in Canada. Laws and regulations for loans impose restrictions including on:

●	interest rates and fees;

●	maximum loan amounts;

●	the number of loans;

●	loan extensions and refinancing;

●	payment schedules

●	loan durations;

●	disclosures; and

●	licensing.

State Lending Statutes

The company has undertaken a review of the applicable consumer lending laws of the initial target states of Arizona, Idaho, Montana, Nevada, New Mexico, North Dakota, Oregon, South Dakota, Tennessee, Texas and Utah. In general, these state laws categorize the proposed lending activities of Lady Loans as regulated lending licensure, consumer lending licensure, installment loan licensure, small loan licensure, or money broker licensure. To support our operating plan, we intend to begin the approval process in the second quarter of 2022 for our first state (Tennessee) as well as in several states that have longer lead times for application submission, review and approval. State statutes differ in their definition of what is a small loan and whether and to what degree a small loan lender must be licensed with the state and differ on the lending caps allowed on small loans. Texas and North Dakoda will require additional review prior to entering these markets to ensure our revenue model is sustainable.

State	Applicable small loan licensing statutes	Type of license	Small Loan Limit	State lending cap
Tennessee	License required for lending under ‘Flexible Credit License’ (Tenn. Code Ann. §§ 45-13-101)	Regulated Lender License (NMLS7)	None defined, “Flex” Loan are generally below $4,000	24% APR, excluding an additional “customary fee” up to 255% APR
Arizona	License required for lending in amounts under $10,000 (Ariz. Rev. Stat. Ann. § 6-603(a))	Consumer Lender License (NMLS)	$10,000	36% APR (Consumer loans under $9,999)
Idaho	License required for loans payable in installments or loans that incur interest. (Idaho Code Ann. § 28-46-301.)	Regulated Lender License (NMLS)	None defined	None defined
Montana	License required to engage in the business of making consumer loans. (Mont. Code Ann. § 32-5-103)	Consumer Loan License (NMLS)	None defined	36% APR
Nevada	License required to solicit loans. (Nev. Rev. Stat. § 675.060)	Installment Loan Company License (State of Nevada Financial Institutions Division)	None defined	None, if APR is more than 40% the loan is classified as ‘high-interest’ and requires additional steps
New Mexico	License required for lending amounts under $5,000 (N.M. Stat. Ann. § 58-15-3)	Small Loan License (New Mexico Regulation & Licensing Department)	None defined	175% APR
North Dakota	License required for arranging or providing loans. (N.D. Cent. Code § 13-04.1-02)	Money Broker License (NMLS)	None defined	For loans under $1,000, 30% on first $250; 24% on next $250; 21% on next $250; and 18% on remainder. None on loans over $1,000
Oregon	License required if loan amount is $50,000 or less and the interest rate is above 12%. (Or. Rev. Stat. § § 725.045, 82.010(3))	Consumer Finance License (NMLS)	Small Loans defined at $50,000 and under.	36% APR or 30% over credit rate published by the State Director.
South Dakota	License is required if more than six loans are originated in a twelve-month period. (S.D. Codified Laws §§ 54-4-37.1, 54-4-40)	Money Lender License (NMLS)	None defined	36% APR
Texas	License required if the interest rate is greater than 10% per year. (Tex. Fin. Code Ann. § 342.005(1))	Regulated Lender License (Texas Office of Consumer Credit Commissioner)	Small Consumer Loans defined under § 342-E have a maximum amount of under $17,750	30% APR up to $3,550; 24% APR above $3,550 up to $7,455; 18% above $7,455 up to $17,750
Utah	No license required. Must file notice with the Utah Department of Financial Institutions	None required	None defined	None defined

7 NMLS stands for Nationwide Multi-State Licensing System and Registry

U.S. Federal Regulations

The U.S. federal government possesses regulatory authority over consumer financial services and our industry.

MLA. The Military Lending Act (the “MLA”), enacted in 2006, and amended on July 22, 2015, and implemented by the Department of Defense (the “DoD”), imposes a 36% cap on the “all-in” annual percentage rates charged on loans to active-duty members of the U.S. military, Reserves and National Guard and their dependents.

Enumerated Consumer Financial Services Laws, Telephone Consumer Protection Act (“TCPA”), and CAN-SPAM. The Truth in Lending Act (“TILA”) and Regulation Z. Creditors are required to deliver disclosures to borrowers prior to consummation of loans, billing statements and change-in-terms notices. For closed-end loans, the lender must disclose the annual percentage rate, finance charge, amount financed, total of payments, payment schedule, late fees and any security interest.

Fair Credit Reporting Act and Regulation V

The Fair Credit Reporting Act and Regulation V applies to consumer reporting agencies, those who obtain and use information about consumers to determine the consumer’s eligibility for products including loans and those who share information among affiliates and consumer reporting agencies. It is intended to protect the confidential information of consumers and protect the privacy and accuracy of the information contained in consumer credit reports. It has an indirect bearing on our business as we obtain and use consumer credit information, specifically in ensuring the accuracy of this information. Any data we report must be specific in nature including detailed record of payment history, amount paid toward the balance, and the length of those debts.

Gramm-Leach-Bliley Act and Regulation P

The Gramm-Leach-Bliley Act requires companies that offer consumers financial products or services like loans, to explain their information-sharing practices and to safeguard the security and confidentiality of this information specifically names, addresses, phone numbers, bank and credit card account numbers, credit histories, and Social Security numbers

Equal Credit Opportunity Act (“ECOA”) and Regulation B We may not discriminate on various prohibited bases, including race, color, religion, national origin, sex, marital status or age (provided that the applicant has the capacity to enter into a binding contract); the fact that all or part of the applicant’s income is due to receipt of government benefits, or retirement or part-time income, or the fact that the applicant has in good faith exercised any right under the Consumer Credit Protection Act, and we must also deliver notices specifying the basis for credit denials, as well as certain other notices. The Equal Credit Opportunity Act makes it illegal to discriminate against a borrower in any aspect of a credit transaction on a prohibited basis. Sex/gender is included as a prohibited basis factor under ECOA, which means Lady Loans cannot refuse to lend to men. Lady Loans intends to initially focus on lending to women but will provide loans to any individual. In the future we intend to create a Special Purpose Credit Program under Regulation B of the ECOA, which could allow Lady Loans to create a lending program specifically designed to extend credit to women, an underserved population.

Investment Company Act of 1940

Lady Loans is providing “small loans” as a specialized consumer lending agency within the exception from the definition of an “investment company” pursuant to Section 3(c)(4) of the Investment Company Act of 1940. We intend to continue to conduct our operations so that neither we, nor any of our subsidiaries, is an “investment company” as defined in, and that is required to register under, the Investment Company Act. Section 3(c)(4) of the Investment Company Act states that “Notwithstanding subsection (a), none of the following persons is an investment company within the meaning of this subchapter… Any person substantially all of whose business is confined to making small loans, industrial banking, or similar businesses.”

Based on this definition and a variety of SEC no-action letters over the years addressing Section 3(c)(4) of the Investment Company Act, we feel we should fall within the Section 3(c)(4) exception from the definition of “investment company.”

Section 3(c)(4) of the Act seems to apply to three categories of business: small loans, industrial banking, and similar businesses. According to Douglass-Carver Community Developers (pub. avail. July 25, 1974), the term “small loans” generally refers to personal financing, and the phrase “similar businesses” used in that Section would cover other entities having the characteristics of specialized consumer financing agencies.

Canadian Regulations

In May 2007, Canadian federal legislation was enacted that exempts from the criminal rate of interest provisions of the Criminal Code (which prohibit receiving (or entering into an agreement to receive) interest at an effective annual rate that exceeds 60% on the credit advanced under the loan agreement) cash advance loans of $1,500 or less if the term of the loan is 62 days or less (“payday loans”) and the person is licensed under provincial legislation as a short-term cash advance lender and the province has been designated under the Criminal Code.

Installment and Open-End loans are subject to the Criminal Code annual interest rate cap of 60%. Providers of these types of loans are also subject to provincial legislation that requires lenders to provide certain disclosures, prohibits the charging of certain default fees and extends certain rights to borrowers, such as prepayment rights. Alberta and Manitoba have enacted legislation that specifically regulates high-cost credit grantors, which define a high-cost credit product, and require licensing and additional consumer protection oversight. Similar legislation has been proposed, but is not yet in force, in British Columbia.

The Company’s Property

The company does not own any real property. The company has been subleasing an office in Alberta, Canada during the pilot, pursuant to the Managed Services Agreement. The company intends to lease space for its corporate offices in Nashville, Tennessee in Q2 2022 and lease independent space in Edmonton in Q4 2022, Alberta for its Canadian offices.

Litigation

The company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of its business activities, or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this report. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

During 2021, management focused most of its efforts on validating and improving the Lady Loans model in the Pilot Program, establishing its Regulation A Offering, and setting up the business structure to support the company’s launch and this offering.

Results of Operations

Lady Loans Inc has been formed organized primarily to engage in the business of selling bonds to the public and lending money to its future subsidiaries to provide Lady Loans to its customers. The company has not yet generated revenues from operations. The company was incorporated on August 17, 2021 so it has not yet completed a full fiscal year. The company’s activities since inception have consisted of formation, research and preparations to raise capital. As of August 17, 2021, the date of its inception financials, the company had no assets or revenues. Operating expenses in connection with the formation of the company consisted of expenses and professional fees are included in the use of proceeds. Once the company begins its principal operations, it will incur significant addition expenses.

Liquidity and Capital Resources

As of the date of this offering circular, the company has no cash on hand. To date, the company has been funded by its founders and related parties, as described under “ -- Indebtedness” below. Proceed from this offering will, in our opinion, and analysis satisfy cash requirements over the next 12 months.

Indebtedness

The company currently has access to a $2,000,000 note to be issued by JL Legacy Ltd. (a related party of A Trust for Good) to satisfy its cash flow requirements. The company may request advances in writing and will issue to JL Legacy a promissory note evidencing each such advance. Each advance will accrue interest at 10% per annum calculated and compounded monthly and payable on demand.

Under a unanimous shareholder agreement dated February 17, 2022   among the company, A Trust for Good (formerly Latimer Family Trust 2015), Jolene Latimer and Diana Machado (the “Shareholder Agreement”), the company’s shareholders are obligated to advance funds to the company upon a majority resolution of the company’s Board. Any advances will be evidenced by a promissory note issued by the company, which will be secured by the company’s assets. At the date of this Offering Circular, there are no outstanding promissory notes held by the shareholders. The shareholders further agree to issue guarantees of company obligations if requested by the Board. At the date of this Offering Circular, there are no guarantees issued by the shareholders. A copy of the Shareholder Agreement is filed as exhibit 3.1 the Offering Statement of which this Offering Circular forms a part.

Trend Information

Our business and operations are sensitive to general business and economic conditions in the U.S., Canada and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond our control could cause fluctuations in these conditions. Adverse conditions may include but are not limited to: additional regulations of our activities by authorities, changes to financial regulations, market acceptance of our business model and COVID-19 issues. These adverse conditions could affect our financial condition and our go to market strategy.

The COVID-19 pandemic contributed to decreased demand for loan products, temporary tightened consumer credit and impacted our target market, lower-income consumers in the U.S. and Canada the most. JPMorgan Chase found as a result of Covid in 2019 that spending by the unemployed increased by 22% upon receipt of unemployment including additional government stimulus payments, and declined 14% after the expiration of the stimulus. This segment continued to increase spending despite being impacted the most by job losses. Covid resurgences in various states and provinces in which the Company intends to operate has added addition uncertainty despite most financial services and lending being classified as essential services in the US and Canada.

Consumer liquidity, impacted by stimulus payments in both countries also resulted in a decline in lending. The extent of the impact of COVID-19 on the industry is uncertain and hard to predict. The impact of COVID-19 has not been fully realized in the lending industry. During times of economic volatility, our target market may exhibit higher income volatility may require additional financing products. JPMorgan’s study also determined that households need six weeks assets to sustain the gap in simultaneous income and expenditures, with 65% of U.S. households lacking this cash or credit buffer. We believe our strategy is adaptable to various economic cycles. Our target customers require essential financial services and access to credit that are not generally available from traditional sources.

See the section entitled “Implications of Being an Emerging Growth Company” at the beginning of this Offering Circular for a discussion of the modified reporting requirements for “emerging growth” companies that we may take advantage of should be become a public reporting company.

Plan of Operations and Milestones

Management of the Company intends to use a substantial portion of the net proceeds for general working capital and, once additional funding milestones are met, to launch lending services in the identified markets in the US and Canada. Our service and support concept has been pilot tested and has the contracts are in place ready to launch our services. Once Lady Loans Inc. receives qualification for this offering, we plan to launch Phase 1. Each subsequent phase is gated based on the milestone plan below.

Assuming that the maximum amount of financing sought in this offering is raised, over the next 12 months the company intends to:

●	Onboard significant employees of Lady Loans including CEO, CMO, Controller and 10 managers or assistant managers

●	Launch US and Canadian operations with $7.5 million Loan Book, 8 branches, 4000 clients

●	Cover our sales, operating, bond dividends and loan book for 2 years

Depending on the success of this offering, we plan to perform the following actions based on the below:

Phase	Key Milestone	Details
1	Regulation A Offering Qualified

- Submit application for business licenses and operating company requirements in Delaware / Tennessee and longer lead states.

- Hire and launch brand in US marketing including first employee in Tennessee.

2	$1,000,000 in gross proceeds	- Hire second Branch Manager in Tennessee
3	25% of Offering $6,250,000

- Onboard HR Coordinator and Financial Controller, and 3rd Manager

- Convert Lady Loans pilot program staff to Lady Loans Ltd. Employees and begin writing loans in Canada under Lady Loans Ltd.

- Confirm next states of entry and submit licensing and applications

4	50% of Offering $12,500,000	- Hire VP Finance and VP Marketing - Hire 2-4 new managers and enter 2 additional states
5	75% of Offering $18,750,000	- Hire VP Technology & Strategy to build out Loan Management System - Hire 2-4 new managers and enter 2 additional states
6	Max Offering $25,000,000 in gross proceeds	- Hire 2-4 new managers and enter 2 additional states

Table 6: Milestone Plan

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table sets forth the name and position of each of our current executive officers, directors and significant employees.

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Diana Machado	Chief Executive Officer & Co-Founder	40	Since Inception	FT
Jolene Latimer	Co-Founder & Chief Marketing Officer	32	Since Inception	PT
Directors:
Jolene Latimer	Director	32		PT
Sharon Latimer	Director	63		PT
Diana Machado	Director	40		FT

Biographies

Diana Machado

CEO, Director and Co-Founder

Diana Machado is the current Chief Executive Officer of Lady Loans. She has served in that position since the company’s inception and has been acting as Chief Executive Officer of [Lady Loans Alberta since August 2019]. Previously, Machado worked at Cash Canada for 19 years, where she moved from front line Clerk to the position of COO, a role she filled for three years until her departure in 2019. In her position as COO she was responsible for overseeing 20 stores and 40 US stores for a period, with $50 million in annual revenues. Machado has undertaken human resources training at the Northern Alberta Institute of Technology.

Jolene Latimer

CMO, Director and Co-Founder

Jolene Latimer is a co-founder and CMO at Lady Loans. In addition, she serves as the director of content marketing at SlickText, a position she has held since January 2019. She is responsible for all educational content on how to use the SaaS. Prior to that, Latimer ran her own freelance personal finance writing business, while also working for the personal finance education website Student Loan Hero where she was responsible for creating financial education content. From 2016 to 2017 Latimer was a master’s student at the University of Southern California where she received a Master of Arts in Specialized Journalism. She also holds a Bachelor of Arts in English from the University of Southern California. Jolene Latimer is daughter to Sharon Latimer and a beneficiary of A Trust as a Force for Good.

Sharon Latimer

Director

Sharon Latimer has been a Director and Trustee of A Trust as a Force for Good for 15 years. In this position she oversees deployment of trust resources and opportunities. She formerly served on the board of the Edmonton Women’s Dream Center, using her prior social work experience to support programming that helped women in recovery from substance abuse. Sharon Latimer is the mother of Jolene Latimer, Lady Loans CMO and co-founder.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The company was formed in August 2021 and did not pay any compensation to its employees, officers and directors during 2021. After Lady Loans raises $1,000,000 under this offering we expect to compensate our executive officers as follows:

Name	Position*	Cash Compensation	Other Compensation (1)	Total Compensation
Diana Machado	CEO	$125,000	$25,000	$150,000
Jolene Latimer	CMO	$50,000	$10,000	$60,000

(1)	Represents maximum potential performance bonus that may be earned each year.

The company has entered into employment agreements with each of Diana Machado and Jolene Latimer. For 2022, the executive officers are entitled to performance bonuses of up to $25,000 and $10,000, respectively, that are payable upon the successful funding of the Regulation A offering and launching Lady Loans.

The company will use a portion of the net proceeds of this offering to compensate its executive officers and employees. See “Use of Proceeds.”

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The tables below shows, as of the date of this Offering Circular, the security ownership of the company’s directors, executive officers and other investors who own 10% or more of any class of the company’s voting securities.

Name and address of beneficial owner (1)	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
A Trust as a Force for Good* 46 Windermere DR., Edmonton, AB T6W 0S2	Class A Common Stock	560	0	52.83%
Jolene Latimer** 6708 106 St Edmonton, Alberta T6H 2V9	Class A Common Stock	250	0	23.58%
Diana Machado 272 Dunvegan Rd, Edmonton, AB T5L5E6	Class A Common Stock	250	0	23.58%
Officers and directors as a group (3 in this group)	Class A Common Stock	1060	0	100%

*	At the date of this Offering Circular the trustee of A Trust as a Force for Good is Sharon Latimer, who exercises voting power for the shares held by the trust.

**	Jolene Latimer is an income beneficiary but not a trustee of A Trust as a Force for Good. Under the terms of the trust agreement she has no control over the shares owned by the trust and has no ability to make decisions on behalf of the trust and disclaims beneficial ownership of the shares owned by A Trust as a Force for Good.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, the company has not paid its officers and directors for services in connection with the company’s formation and early operations.

The company has entered into an agreement with Cashco Financial Inc. for management services, a copy of which is filed as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part. Cashco is owned by Business as a Force for Good, Inc., which is owned by A Trust as a Force for Good, the company’s controlling shareholder. Jolene Latimer, the company’s co-founder, CMO and director is an income beneficiary but not a trustee of the trust and has no influence on the trustee’s decisions. Under the contract, Cashco provides Lady Loans back-office support and functions as the company builds up its team (i.e., consulting from accounting or collections teams) and a license to a proprietary loan management system. The company is initially paying $5,000 per month to Cashco for its services and the agreement may be terminated upon 30 days’ notice.

The company will have access to a note to be issued by JL Legacy Ltd., a related party of A Trust as a Force for Good in the amount of US$2,000,000 with interest calculated at 10%. The company will be able to draw advances, as needed, to fund its operations and Lady Loans will issue a promissory note evidencing each advance. Interest will be calculated monthly and is payable on demand. The agreement is filed as Exhibit 6.4 to the Offering Statement of which this Offering Circular forms part.

Under the Shareholder Agreement, the company’s shareholders are obligated to advance funds to the company upon a majority resolution of the company’s Board. Any advances will be evidenced by promissory notes issued by the company, which will be secured by the company’s assets. At the date of this Offering Circular, there are no outstanding promissory notes held by the shareholders. The shareholders further agree to issue guarantees of company obligations if requested by the Board. At the date of this Offering Circular, there are no guarantees issued by the shareholders. A copy of the Shareholder Agreement is filed as exhibit 3.1 the Offering Statement of which this Offering Circular forms a part.

SECURITIES BEING OFFERED

General

We may issue Lady Empowerment Bonds with a total value of up to $25 million on a continuous basis, under this Offering Circular. The Lady Empowerment Bonds are priced at $100.00 each. We will not issue more than $25 million Bonds pursuant to this Offering Circular in any 12-month period.

Terms of the Lady Empowerment Bonds

Interest. The Lady Empowerment Bonds accrue simple interest at 5% per annum. In addition to the interest of 5%, any investors legally identifying a women will receive an additional 1% interest. Interest is paid annually to holders of the bonds - interest only, without amortization, in arrears. Annual interest payments will be made while the Lady Empowerment Bonds remains outstanding by no later than the fourteenth day following the end of the calendar year of accrual. If a Lady Empowerment Bond is not issued and outstanding for a full year, interest on the Lady Empowerment Bond will begin to accrue upon the issuance date of the bond.

Maturity. The Lady Empowerment Bonds will have a five-year term. The Lady Empowerment Bonds are not renewable at the option of the holder.

No Security. The Lady Empowerment Bonds will be general unsecured obligations of the company.

Ranking. The Lady Empowerment Bonds will rank equally with all of our other unsecured debt unless such debt is senior to or subordinate to the Lady Empowerment Bonds by their terms. The Lady Empowerment Bonds will be subordinated to any current or future debt to banks, financial institutions and secured creditors. The company does not have any debt that is senior to the Lady Empowerment Bonds as of the date of this Offering Circular. The Lady Empowerment Bonds do not limit issuance of future senior or junior debt or other securities. There are presently no other company-authorized securities that materially limit or qualify a Bondholders’ rights under the Lady Empowerment Bonds, and the Lady Empowerment Bonds do not limit the company from authorizing such securities.

No Sinking Fund. The company will not set aside funds in a sinking fund to pay interest or principal on the Lady Empowerment Bonds.

No Conversion Rights. The Lady Empowerment Bonds do not provide for rights of conversion into equity of the company.

Fees. Lady Empowerment Bond investors are not charged a servicing fee for their investment or any interest payments, but you may be charged a transaction fee if your method of payment requires us to incur an expense. The transaction fee will be equal to the amount that the company will be charged by the payment processor. Other financial intermediaries, however, if engaged by you, may charge you commissions or fees.

Lady Empowerment Bonds will be issued by computer-generated program on our website and electronically signed by us in favor of the investor. The Lady Empowerment Bonds will be stored by us and will remain in our custody for ease of administration with a copy available in the investor’s account.

Transfer Rights. The Lady Empowerment Bonds will be transferable at the option of the holder.

Redemption. Holders of the Lady Empowerment Bonds may redeem the greater of up to 25% or $2,500 of the principal of the Lady Empowerment Bonds each quarter upon demand to the company. Demand shall be provided to the company in writing, and the company will issue such funds to the investor within fourteen (14) calendar days of receipt of such demand.

No Accumulation. Unredeemed amounts by holders of the Lady Empowerment Bonds do not accumulate. If holders of the Lady Empowerment Bonds redeem any less than 25% per quarter, the remainder will not carry over to the next period, and the holders will have forfeited their right to redeem that remaining amount. By way of example, if a bondholder only redeems 20% of the principal of the Lady Empowerment Bond in Q1, then then Bondholder will not be able to redeem 30% of the principal of the Lady Empowerment Bond in Q2, and will be limited to 5%.

Prepayment. The company may prepay a portion or all of a Lady Empowerment Bond without premium or penalty on March 31, June 30, September 30, and December 31 of any year that the Bond remains outstanding.

Events of Default.

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption; and

●	if we cease operations, file, or have an involuntary case filed against us, for bankruptcy, are insolvent or make a general assignment in favor of our creditors.

Modification

A Lady Empowerment Bond may be modified in writing signed by the company and the bondholder.

No Personal Liability of Board Members, Directors, Officers, Employees and Shareholders.

No member, manager, employee, agent, officer, director, Board Member, affiliate or subsidiary of ours will have any liability for any obligations of ours due to the issuance of any Lady Empowerment Bonds.

Governing Law.

The Lady Empowerment Bonds and our subscription agreement will be governed and construed in accordance with the laws of the State of Delaware.

The Company’s Capital Stock

The following description summarizes important terms of our capital stock in accordance with the Certificate of Incorporation. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”) and our Bylaws. For a complete description of our capital stock, you should refer to our Certificate of Incorporation and our Bylaws, which are filed as exhibits to the Offering Statement of which this Offering Circular forms a part, and applicable provisions of Delaware law.

The aggregate number of shares which the Company has the authority to issue is 60,000 shares of capital stock, of which 30,000 are designated “Common Stock” and 30,000 are designated “Preferred Stock” and have par value of $0.00001 per share. Our authorized capital stock consists of 10,000 shares of Class A Common Voting Stock $0.00001 par value per share and of 10,000 shares of Class B Common Voting Stock $0.00001 par value per share, 10,000 shares of Class C Common Non-Voting Stock $0.00001 par value per share and 10,000 shares of Class D Preferred Non-Voting Stock $0.00001 par value per share and 10,000 shares of Class E Preferred Non-Voting Stock $0.00001 par value per share, and 10,000 shares of Class F Preferred Non-Voting Stock $0.00001 par value per share. The company has authorized Class A Voting Common Stock, Class B Voting Common Stock and Class C Non-Voting Common Stock. The company has also authorized Class D, Class E and Class F Non-Voting Preferred Stock.

Currently, the company has 1,060 shares of Class A Common Voting Stock and 0 of any other classes of stock outstanding.

Preferred Stock

Voting Rights

The holders of the Preferred Stock are entitled to one vote for each share of Preferred Stock held at all meetings of stockholders (and written actions in lieu of meetings). Holders of Preferred Stock will generally vote together with the holders of Common Stock as a single class, will have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and will be entitled to notice of any stockholder meeting.

Dividend Rights

The Company is under no obligation to declare or pay any dividends. The Board of Directors may declare dividends from time to time from available funds therefor. No class of shares shall enjoy any dividend payment preference.

Common Stock

The voting, dividend and liquidation rights of the holders of the Common Stock qualified by the rights, powers and privileges of the holders of the Preferred Stock when issued.

The company has issued Class A Common Voting Stock but has not issued Class B Common Voting Stock and Class C Common Non-Voting Stock to date.

Voting Rights

The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings) except as required by applicable law on amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such series of Preferred Stock are entitled, either separately or together with holders of one or more other such series, to vote thereon.

Dividend Rights

The Company is under no obligation to declare or pay any dividends. The Board of Directors may declare dividends from time to time from available funds therefor. No class of shares shall enjoy any dividend payment preference.

Shareholder Agreement

All of the company’s current shareholders are party to the Shareholders Agreement. Under the Shareholder Agreement, the company may request additional capital advances and guarantees from the shareholders. In addition, any holder of Common Stock may decide to withdraw from the company and the remaining holders of Common Stock must exercise a right of first refusal to purchase the selling shareholder’s stock. The remaining holders of Common Stock are required to purchase all of the selling shareholder’s total investment in proportion to their relative percentage interests as detailed in the Shareholder Agreement.

PLAN OF DISTRIBUTION

We are offering a up to $25,000,000 in Lady Empowerment Bonds. The offering is being conducted on a best-efforts basis without any minimum number of securities or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase of $100) to distribute funds to the company. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH, check, debit or credit card directly to the bank account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion.

Rialto Markets LLC (“Rialto”) has agreed to act as placement agent to assist in connection with this offering. The placement agent is not purchasing or selling any securities offered by this offering circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but have agreed to use their respective best efforts to arrange for the sale of all of the securities offered hereby. In addition, the placement agents may engage other brokers to sell the securities on their behalf. Rialto will receive compensation for sales of the shares offered and sold through its platform (“Rialto Platform”) at a rate of 2% of the gross proceeds. In addition, the company may pay Rialto 8% of the gross proceeds from the sale of up to $5,000,000 in bonds resulting from the direct selling efforts of Rialto, not to exceed $400,000. Persons who desire information about the offering may find it at https://invest.ladyloans.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the https://invest.ladyloans.com website.

The company will also publicly market the offering using general solicitation through methods that include emails to potential investors, online advertisements, and press releases. We will use the website https://invest.ladyloans.com and other social media to provide notification of the offering.

The securities sold under this offering have not been qualified for distribution by prospectus in Canada and may not be offered, sold or re-sold in Canada or to a Canadian purchaser except pursuant to a Canadian prospectus or a prospectus exemption existing under Canadian securities laws.

The following table shows the total discounts and commissions payable to Rialto in connection with this offering by the company, assuming Rialto sells up to $5,000,000 in bonds through its direct selling efforts:

	Per Security	Total
Public offering price	$100.00	$25,000,000

Placement Agent commissions	$3.60	$900,000

Proceeds, before expenses	$96.40	$24,100,000

Other Terms

Rialto has also agreed to perform the following services in exchange for the compensation discussed above:

●	act as lead broker for the offering, coordinating efforts of parties involved and providing regulatory guidance,

●	provide offering platform technology, the use of a “microsite” for the company to reach potential investors, provide investors with information and details on the offering, and to invest in the offering using an escrow agent and the registered transfer agent,

●	reviewing marketing materials,

●	performing AML/KYC checks on all investors,

●	Providing other financial advisory services normal and customary for Regulation A offerings and coordinate with the company’s registered transfer agent, escrow agent and legal representatives

In addition to the commission described above, the company will also pay $4,250 to Rialto for out of pocket accountable expenses paid prior to commencing. This fee will be used for the purpose of coordinating filings with FINRA. Any portion of this amount not expended and accounted for will be returned to the company. Assuming the full amount of the offering is raised, and Rialto’s targeted selling efforts lead to sales of up to $5,000,000 of the bonds, we estimate that the total fees and expenses of the offering payable by the company to Rialto will be approximately $904,250.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the bonds. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. The company estimates that processing fees for credit card subscriptions will be approximately 3.5% of total funds invested per transaction, although credit card processing fees may fluctuate. The company intends to pay these fees and will reimburse the credit card processor for transaction fees and return fees that it incurs for returns and chargebacks. The company estimates that approximately 70% of the gross proceeds raised in this offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in “Use of Proceeds to Issuer.” Upon closing, funds tendered by investors will be made available to the company for their use.

The minimum investment in this offering is $100.

In order to invest you will be required to subscribe to the offering via https://www.invest.ladyloans.com/ and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The company will enter into an Escrow Services Agreement with Wilmington Trust (the “Escrow Agent”) and Rialto. Investor funds will be held by the Escrow Agent pending closing or termination of the offering. All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

The Escrow Agent is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of the Escrow Agent’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

KoreConx will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

In the event that it takes some time for the company to raise funds in this offering, the company will rely on income from loan products, loans, and funds raised in any offerings from accredited investors.

Provisions of Note in Our Subscription Agreement

Forum Selection Provisions.

The subscription agreement provides that the Court of Chancery in the State of Delaware is the exclusive forum for all actions or proceedings relating to the subscription agreement. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the Commission. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

FINANCIAL STATEMENTS

To the Managing Member

Lady Loans, Inc

Wilmington, DE 19801

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statement of Lady Loans, Inc (the “Company”) which comprise the balance sheet as of August 17, 2021 (inception), and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of August 17, 2021 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 4 to the financial statement, the Company has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of August 17, 2021 (inception). These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

January 19, 2022

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

LADY LOANS INC.

BALANCE SHEET

As of August 17, 2021 (inception)

ASSETS	$–

TOTAL ASSETS	$–

LIABILITIES & STOCKHOLDERS’ EQUITY

LIABILITIES	$–

TOTAL LIABILITIES	$–

STOCKHOLDERS’ EQUITY

CLASS “A” Common Stock $0.00001 par value, 10,000 Authorized, 1,060 issued and outstanding as of August 17, 2021 (inception)	$–
CLASS “B” Common Stock $0.00001 par value, 10,000 Authorized, none issued as of August 17, 2021 (inception)	$–
CLASS “C” Common Stock $0.00001 par value, 10,000 Authorized, none issued as of August 17, 2021 (inception)	$–
CLASS “D” Preferred Stock $0.00001 par value, 10,000 Authorized, none issued as of August 17, 2021 (inception)	$–
CLASS “E” Preferred Stock $0.00001 par value, 10,000 Authorized, none issued as of August 17, 2021 (inception)	$–
CLASS “F” Preferred Stock $0.00001 par value, 10,000 Authorized, none issued as of August 17, 2021 (inception)	$–

TOTAL STOCKHOLDERS’ EQUITY	$–

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$–

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

LADY LOANS INC.

NOTES TO THE FINANCIAL STATEMENT

As of August 17, 2021 (inception)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

The terms “Lady Loans” and the “Company” refer to Lady Loans Inc. its direct and indirect subsidiaries as a combined entity, except where otherwise stated. Lady Loans was formed on August 17, 2021, as a Delaware corporation, and is organized primarily to engage in the business of selling bonds to the public and lending money to its future subsidiaries.

As of August 17, 2021 (inception), the Company had not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

Basis of Presentation

The Company has prepared the accompanying financial statements in accordance with the accounting standards generally accepted in the United States of America (“GAAP”) and are stated in U.S. dollars.

The Company adopted the December 31 as its year end date for reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management of the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents and Concentration of Cash Balance

The Company considers deposits in banks and short-term investments with original maturities of 90 days or less as cash and cash equivalents.

Fair Value Measurements

The Company determines fair value measurements of financial and non-financial assets and liabilities in accordance with FASB ASC 820, Fair Value Measurements and Disclosures. This guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price). This guidance also establishes a framework for measuring fair value and expands disclosures about fair value measurements. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. See Note 3, “Fair Value Measurement” for additional information.

Income Taxes

A deferred tax asset or liability is recognized for the anticipated future tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the financial statements and for operating loss and tax credit carry forwards. A valuation allowance is provided when, in the opinion of management, it is more likely than not that some portion or all of a deferred tax asset will not be realized. Realization of the deferred tax assets is dependent on the Company’s ability to generate sufficient future taxable income and, if necessary, execution of tax planning strategies. In the event Lady Loans determines that future taxable income, taking into consideration tax planning strategies, may not generate sufficient taxable income to fully realize net deferred tax assets, the Company may be required to establish or increase valuation allowances by a charge to income tax expense in the period such a determination is made, which may have a material impact on the Statements of Operations. The Company measures deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which they expect those temporary differences to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date, and it may have a material impact on the Statements of Operations.

The Company follows accounting guidance which prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements unrecognized tax benefits for tax positions taken or expected to be taken on a tax return. Under this guidance, tax positions are initially recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. Application of this guidance requires numerous estimates based on available information. The Company considers many factors when evaluating and estimating tax positions and tax benefits, and the recognized tax positions and tax benefits may not accurately anticipate actual outcomes. As the Company obtains additional information, they may need to adjust the recognized tax positions and tax benefits. For additional information related to unrecognized tax benefits.

NOTE 2: STOCKHOLDERS’ EQUITY

Authorized stock

The aggregate number of shares which the Company has the authority to issue is 60,000 shares of capital stock, of which 30,000 are designated “Common Stock” and 30,000 are designated “Preferred Stock” and have par value of $0.00001 per share. The following classes of shares were authorized: 10,000 shares of Class “A” Common Voting Stock, 10,000 shares of Class “B” Common Voting Stock, 10,000 shares of Class “C” Common Non-Voting Stock, 10,000 shares of Class “D” Preferred Non-Voting Stock, 10,000 shares of Class “E” Preferred Non-Voting Stock, and 10,000 shares of Class “F” Preferred Non-Voting Stock. The Company has issued 1,060 shares of Class “A” common stock at $0.00001 per share, providing proceeds of $0.01.

Amendments to certificates or bylaws

Certificates or bylaws can be amended by a majority resolution of Common Stockholders.

Voting

Class “A” and Class “B” Common Stock are entitled to voting rights. Class “C” Common Stock, and Class “E”, Class “F”, and Class “G” Preferred Stock are not entitled to voting rights.

Rights and preferences

Common Stock are subject to rights and preferences of Preferred Stock. Preferred Stock are subject to establishment of rights and preferences by the Company’s board of directors.

Distributions

Distributions (including dividends) are payable annually first to the Company’s working capital needs, then to bonuses to management and employees, then to excess contributions to holders of Common Stock, then to Common Stock dividends, and lastly to Preferred Stock dividends (as described below).

Preferred Stockholders

Preferred Stockholders are required to agree to the terms of the stockholders’ agreement including:

●	No sale of Preferred Stock is permissible at a purchase price less than the purchase price for which those Preferred Stock were subscribed;

●	Preferred Stock are entitled to dividends payable annually of 5% per annum for Class D and Class F Preferred Stock and 3% per annum for Class E Preferred Stock, subject to the discretion of the Company’s board of directors; and

●	Restrictions apply to each successive purchaser of such shares.

NOTE 3: FAIR VALUE MEASUREMENT

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The Company is required to use valuation techniques that are consistent with the market approach, income approach and/or cost approach. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability based on observable market data obtained from independent sources, or unobservable, meaning those that reflect the Company’s own judgement about the assumptions market participants would use in pricing the asset or liability based on the best information available for the specific circumstances. Accounting standards establish a three-level fair value hierarchy based upon the assumptions (inputs) used to price assets or liabilities. The hierarchy requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs.

The three levels of inputs used to measure fair value are listed below.

●	Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has access to at the measurement date.

●	Level 2 – Inputs include quoted market prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

●	Level 3 – Unobservable inputs reflecting the Company’s own judgments about the assumptions market participants would use in pricing the asset or liability as a result of limited market data. The Company develops these inputs based on the best information available, including its own data.

NOTE 4: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in the pursuit of its capital financing plans, and has not generated any revenues as of August 17, 2021 (inception). These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

ASU 2020-04 and Subsequent Amendments

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform - Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” This ASU provides temporary optional expedients and exceptions to U.S. GAAP guidance on contract modifications and hedge accounting to ease the financial reporting burdens of the expected market transition from LIBOR and other interbank offered rates to alternative reference rates, such as the Secured Overnight Financing Rate. Entities can elect not to apply certain modification accounting requirements to contracts affected by this reference rate reform, if certain criteria are met. An entity that makes this election would not have to remeasure the contracts at the modification date or reassess a previous accounting determination. Entities also can elect various optional expedients that would allow them to continue applying hedge accounting for hedging relationships affected by reference rate reform, if certain criteria are met. The guidance is effective upon issuance and generally can be applied through December 31, 2022. The FASB also issued ASU 2021-01,

Reference Rate Reform (Topic 848): Scope in January 2021. It clarifies that certain optional expedients and exceptions in Topic 848 apply to derivatives that are affected by the discounting transition. The amendments in this ASU affect the guidance in ASU 2020-04 and are effective in the same timeframe as ASU 2020-04. The Company adopted this new standard effective on its inception date.

ASU 2019-12

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes,” (Topic 740). The ASU intends to simplify various aspects related to accounting for income taxes and removes certain exceptions to the general principles in the standard. Additionally, the ASU clarifies and amends existing guidance to improve consistent application of its requirements. The amendments of the ASU are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. The Company adopted this new standard effective on its inception date.

ASU 2018-15

In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract (“ASU 2018-15”). ASU 2018-15 requires implementation costs incurred by customers in cloud computing arrangements to be deferred over the non-cancellable term of the cloud computing arrangements plus any optional renewal periods (i) that are reasonably certain to be exercised by the customer or (ii) for which exercise of the renewal option is controlled by the cloud service provider. The Company adopted this new standard effective on its inception date.

ASU 2018-13

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which amends ASC 820, Fair Value Measurement. ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying or adding certain disclosures. The Company adopted this new standard effective on its inception date which did not have a material impact on the Financial Statements.

ASU 2016-02

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. The Company has not adopted this new standard and will continuing to evaluate the impact of this new standard.

ASU 2014-09

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC. The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016. Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application. The Company adopted this new standard effective on its inception date.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 6: SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statement was available to be issued. January 19, 2022(the ‘opinion date’), the date the financial statement was available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in this financial statement.

Changes in Equity or Debt

A related party to the Company intends to fund the Company’s operations through advances to the Company to satisfy its cash flow needs. Up to $2,000,000 is intended to be made available to the Company under this arrangement at 10% interest.

New Acquisitions or Company Formations

Lady Loans Inc. intends to become the sole owner and parent of Lady Loans (Alberta) Ltd., the future operating company of Lady Loans in Canada. Lady Loans (USA) Ltd. is intended to be formed in Delaware as the US operating company. The Company intends to act as the holding company of Lady Loans (Alberta) Ltd. and Lady Loans (USA) Ltd., which will be organized primarily to engage in business of underwriting, originating, and servicing unsecured installment loans that are made directly to individuals primarily for personal, family, or household purposes that are not primarily secured by a mortgage, deed of trust, trust indenture, or other security.

Material Contracts

Lady Loans has a management agreement with Cashco Financial Inc. in Canada. The contract allows for Lady Loans back-office support and functions as we build up our team (i.e. consulting from accounting or collections teams) and a license to a proprietary loan management system.

Legal or Regulatory Events

Lady Loans is preparing for a $25 million capital raise, expected to commence in the second quarter of 2022.

PART III

INDEX TO EXHIBITS

2.1	Certificate of Incorporation
2.2	Bylaws
3.1	Shareholders Agreement
4.	Form of Subscription Agreement*
6.1	Engagement Agreement with Rialto
6.2	Material Agreements – Cashco Management Services Agreement
6.3	Employment Agreement Diana Machado
6.4	JL Legacy Loan Agreement
8.1	Form of Escrow Agreement*
11	Auditor Consent
12	Opinion of CrowdCheck Law LLP*
13	Testing the Waters Materials*

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, Delaware, on February 23, 2022.

LADY LOANS, INC.

/s/ Diana Machado
By	Diana Machado
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Diana Machado

Diana Machado, Chief Executive Officer, Principal Financial Officer and Director

Date: February 23, 2022

/s/ Jolene Latimer

Jolene Latimer, Director

Date: February 23, 2022

/s/ Sharon Latimer

Sharon Latimer, Director

Date: February 23, 2022